Contacts:
Megan Brewster Scott McKim
Public Relations Manager              Chief Financial Officer
727.258.5614 727.521.7085

BayFirst Announces Second Quarter 2024 Conference Call and Webcast
ST. PETERSBURG, Florida – June 28, 2024 – BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or the “Company”), parent company of BayFirst National Bank (the “Bank”) today announced that it will report its second quarter results after the market close on Thursday, July 25, 2024. Management will host a conference call on Friday, July 26, 2024, at 9:00 a.m. ET to discuss the results. The call will also be broadcast live via the internet.
Interested investors may listen to the call live under the Investor Relations tab at www.bayfirstfinancial.com. Investment professionals are invited to dial (800) 549-8228 to participate in the call using Conference ID 63886. A replay of the call will be available for one year at www.bayfirstfinancial.com.
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association which commenced business operations on February 12, 1999. The Bank currently operates twelve full-service banking offices throughout the Tampa Bay region and offers a broad range of commercial and consumer banking services to businesses and individuals. The Bank was the 2nd SBA 7(a) lender by number of units originated and 5th largest by dollar volume nationwide through the second quarter ended March 31, 2024, of SBA's 2024 fiscal year. Additionally, it was the number one SBA 7(a) lender in dollar volume in the 5 county Tampa Bay market for the SBA's 2023 fiscal year. As of March 31, 2024, BayFirst Financial Corp. had $1.14 billion in total assets.
Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.
Note: Transmitted on Globe Newswire on June 28, 2024 at 9:00 a.m. ET.